SIBLING ENTERTAINMENT GROUP HOLDINGS, INC. ASSIGNED NEW TRADING SYMBOL

NEW YORK CITY, NY, June 20, 2007—Sibling Entertainment Group Holdings, Inc. [SIBE:OTCBB (formerly SDVC)] (hereinafter referred to as “Sibling Holdings”) filed a Form 8-K with the Securities and Exchange Commission to report that effective June 15, 2007, its new ticker symbol is SIBE.

On May 14, 2007, Sibling Holdings, the entertainment development and production company officially changed its name to Sibling Entertainment Group Holdings, Inc. from Sona Development Corp. in order to more accurately reflect its current and prospective operations.

Note to Editor:
Sibling Holdings previously entered into an Agreement of Acquisition and Plan of Reorganization with Sibling Entertainment Group, Inc. (hereinafter referred to as “Sibling”).

The above-referenced agreement provides for the acquisition of Sibling’s subsidiaries. Sibling, a non-trading public company filing voluntarily with the SEC as a 1933 Securities Act company, is an entertainment development and production company based in New York City that finances, develops and produces plays and musicals for the live stage, independent feature films and other entertainment projects through four wholly-owned subsidiaries: Sibling Theatricals, Inc.; Sibling Properties Inc.; Sibling Pictures, Inc.; and Sibling Music Corp.

On February 9, 2007, the shareholders of Sibling Holdings approved the above-referenced agreement, the closing of which is subject to the filing, and effectiveness, of an Form S-4 registration statement with the SEC.

Safe Harbor: This press release may contain forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Sibling Entertainment Group Holdings, Inc. is subject to risks detailed from time to time in its publicly filed documents available at www.sec.gov. Sibling Entertainment Group Holdings, Inc. does not undertake to update any forward-looking statements that it may make to conform to actual results.

Contact for Additional Information: Richard Coyle 201-956-7556 and richardjcoyle@yahoo.com